PURCHASE AGREEMENT

April 20, 2000

Between,

Advanced Minerals Technologies
1107 W. 6th Ave.
Cheyenne, Wy. 82001

And,

Rogue Silicates, Inc.
PO Box 413
Murphy, Or. 97533

WHEREAS, Rogue Silicates, Inc. represents and warrants that they are the beneficial owner of mining claims situated in Douglas County, Oregon and more particularly described as:

   Name of Claim                       ORMC    Book      Page

   Wizard Island # 1                  0147269    1273      825

Situated in Sections 13 and 14, all in Township 29 South, Range 3 East, Willamette Meridian, Douglas County, Oregon.

AND WHEREAS Rogue Silicates, Inc. has agreed to sell to Advanced
Minerals Technologies, Inc., referred to as (AMT), 10 million tons of Pyrophyllite for 5 million shares of AMT restricted common stock.

AND WHEREAS it is under that AMT will pay for any cost incurred in removing material.

AND WHEREAS it is understood that AMT will pay to Rogue Silicates, Inc. at the above address Five Thousand Dollars, ($5,000) on or before August 1st of each year for the maintenance of the Rogue Claims and in keeping Rogue Silicates, Inc. an active Corporation.

On or before August 25th of each year Rogue Silicates, Inc. will show AMT the proper paper work supporting this.

/s/Bruce Mesman  4/20/00            Gary Arthur  4/20/00
----------------------------        -----------------------------
Bruce Mesman, President for         Gary Arthur for
Rogue Silicates, Inc.               Advanced Mineral Technologies, Inc.